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                                                        Exhibit No. EX-99.d.3.c

                                                  AMENDMENT NO. 3 TO SCHEDULE A

                                  SCHEDULE A

    UBS RELATIONSHIP FUNDS
1.  UBS Global Securities Relationship Fund
2.  UBS Global Aggregate Bond Relationship Fund
3.  UBS Large-Cap Select Equity Relationship Fund
4.  UBS U.S. Intermediate Cap Relationship Fund
5.  UBS U.S. Large-Cap Value Equity Relationship Fund
6.  UBS Small-Cap Equity Relationship Fund
7.  UBS Emerging Markets Equity Relationship Fund
8.  UBS U.S. Core Plus Relationship Fund
9.  UBS U.S. Bond Relationship Fund
10. UBS Short Duration Relationship Fund
11. UBS Enhanced Yield Relationship Fund
12. UBS U.S. Treasury Inflation Protected Securities Relationship Fund
13. UBS Short-Term Relationship Fund
14. UBS Emerging Markets Debt Relationship Fund
15. UBS Opportunistic Emerging Markets Debt Relationship Fund
16. UBS Opportunistic High Yield Relationship Fund
17. UBS Corporate Bond Relationship Fund
18. UBS All Country World Ex U.S. Relationship Fund

        This Amendment No. 3 to Schedule A of the Investment Advisory Agreement by and between UBS Relationship Funds and UBS Global Asset Management (Americas) Inc. dated July 1, 2002 has been agreed to as of this 29th day of April, 2004 by the undersigned.

UBS RELATIONSHIP FUNDS                  UBS RELATIONSHIP FUNDS

By: /s/ Paul H. Schubert                By: /s/ David M. Goldenberg
    ------------------------------          --------------------------------
    Name:  Paul H. Schubert                 Name:  David M. Goldenberg
    Title: Treasurer and Principal          Title: Vice President and
           Accounting Officer                      Secretary


UBS GLOBAL ASSET MANAGEMENT             UBS GLOBAL ASSET MANAGEMENT
(AMERICAS) INC.                         (AMERICAS) INC.

By: /s/ Robert P. Wolfangel             By: /s/ Amy R. Doberman
    ------------------------------          --------------------------------
    Name:  Robert P. Wolfangel              Name:  Amy R. Doberman
    Title: Executive Director and           Title: Managing Director and
           Chief Financial Officer                 General Counsel